Exhibit 99

                 VISHAY REPORTS RESULTS FOR SECOND QUARTER 2006

     - Sales for second quarter 2006 increased by $78.1 million or 13.4% compared to second quarter 2005 and by $29.4 million or 4.7% compared to first quarter 2006

     - Net earnings of $0.22 per diluted share for the second quarter 2006 have been negatively affected by the after tax impact of certain items (enumerated below) of $0.06 per share for adjusted earnings per share of $0.28, as compared to second quarter 2005 net earnings of $0.05 per diluted share, which were negatively affected by the after tax impact of certain items of $0.07 per share for adjusted earnings per share of $0.12

     - Positive cash generated from operations was $77 million for second quarter 2006

     -  Expect full year 2006 revenues and earnings to be best year since 2000

    MALVERN, Pa., Aug. 1 /PRNewswire-FirstCall/ -- Dr. Felix Zandman, Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that net revenues for the fiscal quarter ended July 1, 2006 were $660,523,000, compared to $582,388,000 for the fiscal quarter ended July 2, 2005, an increase of $78.1 million or 13.4%. Net earnings for the fiscal quarter ended July 1, 2006 were $42,842,000, or $0.22 per diluted share, compared with net earnings for the fiscal quarter ended July 2, 2005 of $9,716,000, or $0.05 per diluted share.

    Net earnings of $42,842,000, or $0.22, per diluted share, for the second quarter of 2006 were impacted by pre-tax charges for restructuring and severance costs of $8,227,000, related asset write-downs of $3,794,000, losses resulting from adjustments to previously existing purchase commitments of $794,000 for tantalum powder and wire, a loss on early extinguishment of debt of $2,854,000 associated with the repurchase of the Company's Liquid Yield Option Notes, and an adjustment to increase the estimated cost of environmental remediation obligations associated with the 2001 General Semiconductor acquisition of $3,600,000. These items and their tax-related consequences had a negative $0.06 effect on earnings per share.

    Net earnings of $9,716,000, or $0.05 per diluted share, for the second quarter of 2005 were impacted by pre-tax charges for restructuring and severance costs and related asset write-downs of $9,358,000, purchased in-process research and development of $9,201,000, Siliconix transaction-related expenses of $3,751,000, and losses resulting from adjustments to previously existing purchase commitments of $1,323,000 for tantalum powder and wire, partially offset by a gain on sale of land of $2,120,000. In addition, tax expense included a $3,698,000 favorable benefit, primarily due to a foreign tax ruling. These items and their tax related consequences had a negative $0.07 effect on earnings per share.

    Net revenues for the six fiscal months ended July 1, 2006 were $1,291,609,000, compared to $1,136,754,000 for the six fiscal months ended July 2, 2005, an increase of $154.9 million or 14%. Net earnings for the six fiscal months ended July 1, 2006 were $81,002,000, or $0.41 per diluted share, compared with net earnings for the six fiscal months ended July 2, 2005 of $15,428,000, or $0.09 per diluted share.

    Net earnings of $81,002,000, or $0.41 per diluted share, for the six fiscal months ended July 1, 2006 were impacted by pre-tax charges for restructuring and severance costs of $8,925,000, related asset write-downs of $3,874,000, write-downs of tantalum inventories to current market value of $8,228,000, losses resulting from adjustments to previously existing purchase commitments of $4,097,000, a loss on early extinguishment of debt of $2,854,000, and an adjustment to increase the estimated cost of environmental remediation obligations associated with the 2001 General Semiconductor
acquisition of $3,600,000.   These items and their tax-related consequences
had a negative $0.12 effect on earnings per share.

    Net earnings for the six fiscal months ended July 2, 2005 were impacted by pretax charges for restructuring and severance costs and related asset write-downs of $14,385,000, purchased in-process research and development of $9,201,000, Siliconix transaction-related expenses of $3,751,000, and losses resulting from adjustments to previously existing purchase commitments of $3,600,000, partially offset by a gain on sale of land of $2,120,000. In addition, tax expense is net of a $3,698,000 benefit, primarily due to a foreign tax ruling. These items and their tax related consequences had a negative $0.10 effect on earnings per share.

    Commenting on the results for the second quarter of 2006, Dr. Paul stated, "After a very good first quarter, Vishay was able to improve its results further. Due to continued high end demand and our efforts to expand critical capacities, we increased sales in the second quarter 2006 sequentially by 4.7%, resulting in a significant improvement in our adjusted operating income. We achieved an adjusted operating margin in line with our business model at the current revenue level. We continued to generate free cash-cash flows from operations for the quarter were $77 million and capital expenditures were $34 million."

    Commenting on the outlook for the third quarter 2006, Dr. Paul continued, "Strong orders from OEMs and EMS support our current business. Inventories in the supply chain are at a reasonable level to sustain the overall business activity. Customers remain optimistic for the second half of this year. We expect a continued friendly business environment, which will lead us to our best year since 2000. For the third quarter we expect sales in the range of $650 million to $670 million and are confident to maintain our good performance."

    Commenting on the Company's performance, Dr. Felix Zandman, Chairman of the Board and Chief Technical and Business Development Officer, stated, "Sales and adjusted operating results for Vishay have reached a level we have not attained since 2000/2001. Our strategy of focus on cost reduction, R&D, and acquisitions is on target."

    A conference call to discuss second quarter financial results is scheduled for Tuesday, August 1, 2006 at 11:00 AM (EDT). The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #2585530.

    There will be a replay of the conference call from 12:30 PM (EDT) on Tuesday, August 1, 2006 through 11:59 PM (EDT) on Sunday, August 6, 2006. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #2585530.

    There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

    Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE
(VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). Vishay's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has operations in 17 countries employing over 27,000 people. Vishay can be found on the Internet at http://www.vishay.com.

    Statements contained herein that relate to the Company's future performance, including statements with respect to trends in revenues, bookings, and margins and the anticipated future benefits of the Company's product, acquisition, research and development and cost reduction strategies are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly in the markets that we serve, the availability of appropriate acquisition opportunities on terms that the Company considers attractive, difficulties in integrating acquired companies, difficulties in implementing our cost reduction strategies such as labor unrest or legal challenges to our lay-off or termination plans, under-utilization of production facilities in lower-labor-cost countries, operation of redundant facilities due to difficulties in transferring production to lower-labor-cost countries, difficulties in new product development, an inability to attract and retain highly qualified personnel, the current hostilities in Israel where the Company conducts certain of its businesses, and other factors affecting the Company's operations, markets, products, services, and prices that are set forth in its Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. You are urged to refer to the Company's Form 10-K for a detailed discussion of these factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

    Management believes that stating the impact on net earnings of items such as restructuring and severance, asset write-downs, charges for in-process research and development, gains or losses on purchase commitments, losses on early extinguishment of debt, special tax items and other items not reflecting on-going operating activities is meaningful to investors because it provides insight with respect to intrinsic operating results of the Company and, management believes, is a common measure of performance in the industries in which the Company competes. Investors should be aware, however, that this is a non-GAAP measure of performance and should not be considered as a substitute for the comparable GAAP measure.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

                                               Fiscal quarter ended
                                           ---------------------------
                                              July 1,        July 2,
                                               2006           2005
                                           ------------   ------------
Net revenues                               $    660,523   $    582,388
Cost of products sold                           479,808        449,018
Loss on purchase commitments                        794          1,323
Gross profit                                    179,921        132,047
  Gross margin                                     27.2%          22.7%

Selling, general and administrative
 expenses*                                      104,317         95,838
Purchased in-process research and
 development                                          -          9,201
Siliconix transaction-related
 expenses                                             -          3,751
Restructuring and severance costs                 8,227          9,227
Asset write-offs                                  3,794            131
Operating income                                 63,583         13,899
                                                    9.6%           2.4%
Other income (expense):
  Interest expense                               (8,407)        (8,462)
  Loss on early extinguishment of debt           (2,854)             -
  Minority interest                                (381)        (1,112)
  Other                                           3,723          6,593
   Total other income (expense) - net            (7,919)        (2,981)

Earnings before taxes                            55,664         10,918

Income taxes                                     12,822          1,202

Net earnings                               $     42,842   $      9,716

Basic earnings per share                   $       0.23   $       0.06

Diluted earnings per share                 $       0.22   $       0.05

Weighted average shares outstanding -
 basic                                          184,419        176,198

Weighted average shares outstanding -
 diluted                                        217,803        177,133

* The fiscal quarter ended July 1, 2006 includes $3,600 of expenses within selling, general and administrative expenses to increase the estimated cost of environmental obligations associated with the 2001 General Semiconductor acquisition.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

                                             Six fiscal months ended
                                           ---------------------------
                                              July 1,        July 2,
                                               2006           2005
                                           ------------   ------------
Net revenues                               $  1,291,609   $  1,136,754
Cost of products sold*                          951,094        884,288
Loss on purchase commitments                      4,097          3,600
Gross profit                                    336,418        248,866
  Gross margin                                     26.0%          21.9%

Selling, general and administrative
 expenses**                                     200,169        192,178
Purchased in-process research and
 development                                          -          9,201
Siliconix transaction-related
 expenses                                             -          3,751
Restructuring and severance costs                 8,925         14,254
Asset write-offs                                  3,874            131
Operating income                                123,450         29,351
                                                    9.6%           2.6%
Other income (expense):
  Interest expense                              (17,064)       (16,515)
  Loss on early extinguishment of debt           (2,854)             -
  Minority interest                                (567)        (3,764)
  Other                                           8,004         10,246
   Total other income (expense) - net           (12,481)       (10,033)

Earnings before taxes                           110,969         19,318

Income taxes                                     29,967          3,890

Net earnings                               $     81,002   $     15,428

Basic earnings per share                   $       0.44   $       0.09

Diluted earnings per share                 $       0.41   $       0.09

Weighted average shares outstanding -
 basic                                          184,345        171,125

Weighted average shares outstanding -
 diluted                                        218,204        172,115


* The six fiscal months ended July 1, 2006 includes write-downs of tantalum inventories of $8,228 within costs of products sold.

** The six fiscal months ended July 1, 2006 includes $3,600 of expenses within selling, general and administrative expenses to increase the estimated cost of environmental obligations associated with the 2001 General Semiconductor acquisition.

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

                                              July 1,     December 31,
                                               2006           2005
                                           ------------   ------------
Assets                                     (Unaudited)
Current assets:
  Cash and cash equivalents                $    575,047   $    622,577
  Short-term investments                              -          9,925
  Accounts receivable - net                     390,124        350,850
  Inventories:
    Finished goods                              155,713        149,709
    Work in process                             195,087        181,125
    Raw materials                               176,343        157,036
  Deferred income taxes                          41,229         39,115
  Prepaid expenses and other current
   assets                                        91,616         96,295
Total current assets                          1,625,159      1,606,632

Property and equipment, at cost:
  Land                                           93,825         92,650
  Buildings and improvements                    418,918        406,798
  Machinery and equipment                     1,748,537      1,684,736
  Construction in progress                       64,305         67,229
  Allowance for depreciation                 (1,240,118)    (1,160,821)
   Total property and equipment, net          1,085,467      1,090,592

Goodwill                                      1,443,239      1,434,901

Other intangible assets, net                    169,548        174,220

Other assets                                    204,732        221,246
     Total assets                          $  4,528,145   $  4,527,591

Liabilities and stockholders' equity
Current liabilities:
  Notes payable to banks                   $      6,626   $      3,473
  Trade accounts payable                        132,472        142,709
  Payroll and related expenses                  121,542        118,814
  Other accrued expenses                        165,210        173,982
  Income taxes                                   29,550         29,655
  Current portion of long-term debt               1,794          1,533
Total current liabilities                       457,194        470,166

Long-term debt less current portion             613,438        751,553

Deferred income taxes                            27,607         27,091

Deferred grant income                             8,967         11,896

Other liabilities                               160,153        149,938

Accrued pension and other
 postretirement costs                           272,686        256,986

Minority interest                                 4,376          4,109

Stockholders' equity:
  Common stock                                   17,007         16,946
  Class B common stock                            1,438          1,468
  Capital in excess of par value              2,229,262      2,225,966
  Retained earnings                             738,168        657,166
  Unearned compensation                               -            (95)
  Accumulated other comprehensive
   income                                        (2,151)       (45,599)
     Total stockholders' equity               2,983,724      2,855,852
       Total liabilities and
        stockholders' equity               $  4,528,145   $  4,527,591

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Earnings Per Share
(Unaudited - In thousands except earnings per share)

                                                Fiscal quarter          Six fiscal months
                                                    ended                     ended
                                           -----------------------   -----------------------
                                             July 1,      July 2,      July 1,     July 2,
                                              2006         2005         2006         2005
                                           ----------   ----------   ----------   ----------
Numerator:

Numerator for basic earnings
 per share - net earnings                  $   42,842   $    9,716   $   81,002   $   15,428
Interest savings assuming conversion
 of dilutive convertible and
 exchangeable notes, net of tax                 4,678            -        9,476            -
Numerator for diluted earnings per
 share - adjusted net earnings             $   47,520   $    9,716   $   90,478   $   15,428

Denominator:
Denominator for basic earnings per
 share - weighted average shares              184,419      176,198      184,345      171,125

Effect of dilutive securities
     Convertible and exchangeable
      notes**                                  32,351            -       32,916            -
     Employee stock options                       947          859          858          914
     Other                                         86           76           85           76
     Dilutive potential common shares          33,384          935       33,859          990

Denominator for diluted earnings per
 share - adjusted weighted average
 shares                                       217,803      177,133      218,204      172,115

Basic earnings per share                   $     0.23   $     0.06   $     0.44   $     0.09

Diluted earnings per share                 $     0.22   $     0.05   $     0.41   $     0.09

Diluted earnings per share for the periods presented do not reflect the following weighted-average potential common shares, as the effect would be antidilutive:

                                                Fiscal quarter          Six fiscal months
                                                    ended                     ended
                                           -----------------------   -----------------------
                                             July 1,      July 2,      July 1,     July 2,
                                              2006         2005         2006         2005
                                           ----------   ----------   ----------   ----------
Convertible and exchangeable notes:
  Convertible Subordinated Notes,
   due 2023                                         -       23,496            -       23,496
  LYONs, due 2021**                                 -       11,137            -       10,697
  Exchangeable Unsecured Notes,
   due 2102                                         -        6,176            -        6,176
Weighted average employee stock
 options                                        4,112        6,614        4,697        6,339
Weighted average warrants                       8,824        8,824        8,824        8,824

** The Company made a cash repurchase of all outstanding LYONs pursuant to the option of the holders to require the Company to repurchase the LYONs on June 4, 2006. In 2005, based on its action to settle the holders' purchase option on the June 4, 2004 purchase date in common stock, the Company assumed for purposes of the earnings per share computation that all future purchase options for the LYONs would be settled in stock based on the settlement formula set forth in the indenture governing the LYONs. Due to the decision to utilize cash to repurchase the notes on the June 4, 2006, purchase date, the earnings per share computation for the 2006 periods are based on the 3,809 shares that would have been issued in a normal conversion, weighted for the period they were outstanding.

Contact:  Richard N. Grubb,
          Executive Vice President and
          Chief Financial Officer or
          Peter G. Henrici, Senior Vice
          President Corporate Communications

          610-644-1300

SOURCE  Vishay Intertechnology, Inc.
    -0-                             08/01/2006
    /CONTACT: Richard N. Grubb, Executive Vice President and Chief Financial Officer, or Peter G. Henrici, Senior Vice President Corporate Communications, both of Vishay Intertechnology, Inc., +1-610-644-1300/
    /Web site:  http://www.vishay.com /